Exhibit 99.1

Kelly Announces Share Repurchase Authorization

TROY, Mich. (December 3, 2024) – Kelly (Nasdaq: KELYA, KELYB), a leading global specialty talent solutions provider, today announced that on November 26, 2024, the Company’s board of directors approved a share repurchase program authorizing it to purchase up to an aggregate of $50 million of its Class A common stock. The authorization expires on December 2, 2026.

“An active share repurchase authorization is an important mechanism that enables Kelly to opportunistically return capital to our shareholders,” said Peter Quigley, president and chief executive officer. “It reflects our unwavering confidence in Kelly’s strategy through which we have monetized non-core assets, redeployed capital toward organic and inorganic investments in higher-margin, higher-growth specialties, delivered significant EBITDA margin expansion, and achieved above-market growth. With clear capital allocation priorities underpinned by a strong balance sheet, we are well positioned to return capital to and create value for Kelly’s shareholders over time while continuing to deleverage and invest in organic and inorganic growth initiatives.”

Subject to applicable rules and regulations, the shares may be purchased from time to time in the open market, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, prevailing stock prices, legal requirements and other business considerations. The authorization may be suspended or discontinued at any time and does not obligate the Company to acquire any amount of Class A common stock. Share repurchases will be funded from available cash and equivalents, working capital, credit facility capacity, or cash flows from operations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

Forward-Looking Statements

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vi) our future business development, results of operations and financial condition, (vii) damage to our brands, (viii) dependency on third parties for the execution of critical functions, (ix) conducting business in foreign countries, including foreign currency fluctuations, (x) availability of temporary workers with appropriate skills required by customers, (xi) cyberattacks or other breaches of network or information technology security, and (xii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.

In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

# # #

KLYA-FIN

ANALYST & MEDIA CONTACT:

Scott Thomas

(248) 251-7264

scott.thomas@kellyservices.com